EXHIBIT 10.1
AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT
     AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated as of February 16, 2006, among Kraton Polymers LLC, a Delaware limited liability company (“Company”), each of the Guarantors listed on the signature pages hereto, the Lenders party hereto, and UBS AG, Stamford Branch (“UBS”), as administrative agent and collateral agent (“Agent”).
RECITALS
     WHEREAS, Company, the Guarantors, the Lenders, Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Lead Arrangers, and UBS, as Agent, entered into the Credit and Guaranty Agreement dated as of December 23, 2003 (as amended pursuant to that certain Amendment No. 1 to Credit and Guaranty Agreement dated as of March 4, 2004 and that certain Amendment No. 2 to Credit and Guaranty Agreement dated as of October 21, 2004, and as further amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, Company failed to deliver its Financial Plan no later than 30 days after the beginning of Company’s 2006 Fiscal Year as required by Section 5.1(h) of the Credit Agreement; and
     WHEREAS, Company acknowledges that its failure to comply with Section 5.1(h) of the Credit Agreement constitutes a Default and has requested that Agent and the Requisite Lenders waive such Default;
     WHEREAS, Company has also requested that it be given until March 15, 2006 to comply with Section 5.1(h) of the Credit Agreement with respect to its 2006 Financial Plan;
     WHEREAS, Agent and the Requisite Lenders have agreed to waive the Default arising from Company’s failure to comply with the requirements of Section 5.1(h) and have agreed to extend the delivery date required under Section 5.1(h) until March 15, 2006, all upon the terms and subject to the conditions as herein set forth;
     WHEREAS, Company, the Guarantors, the Requisite Lenders and Agent have agreed to amend and waive certain provisions of the Credit Agreement, in each case, as provided herein.
     NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

     Section 2. Waiver of Default under Section 5. 1(h) (Financial Plan). Agent and the Requisite Lenders hereby waive the Default under Section 5.1(h) that occurred as a result of Company’s failure to deliver its Financial Plan no later than 30 days after the beginning of its 2006 Fiscal Year.
     Section 3. Extension of Delivery Date under Section 5.1(h). Solely with respect to the Fiscal Year of Company that commenced on January 1, 2006, Agent and the Requisite Lenders agree to extend the delivery date under Section 5.1(h) to March 15, 2006. Company agrees to deliver the Financial Plan required under Section 5.1(h) no later than March 15, 2006 and acknowledges that any failure to do so will constitute an Event of Default.
     Section 4. Conditions Precedent. This Amendment shall become effective upon satisfaction of each of the following conditions precedent:
     (a) Agent shall have received all of the following, in form and substance satisfactory to Agent:
     (i) Amendment Documents. This Amendment and each other instrument, document or certificate required by Agent, duly executed and delivered by Company, the Guarantors, the Requisite Lenders and any other Person in connection with this Amendment;
     (ii) Forecasts for Fiscal Year 2006. (i) A forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for the 2006 Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each Fiscal Quarter of such Fiscal Year; and
     (iii) Additional Information. Such additional documents, instruments and information as Agent may reasonably request to effect the transactions contemplated hereby.
     (b) After giving effect to this Amendment, the representations and warranties contained herein and in the Credit Documents shall be true and correct in all material respects as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
     (c) All corporate proceedings taken in connection with the execution and delivery of this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant thereto, and all legal matters incident thereto, shall be reasonably satisfactory to Agent.
     (d) No Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

     Section 5. Representations and Warranties. Company hereby represents and warrants to Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties set forth in the Credit Agreement and in any other Credit Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing, and (c) the Credit Agreement (as amended by this Amendment), and all other Credit Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).
     Section 6. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Credit Agreement shall survive the execution and delivery of this Amendment, and no investigation by Agent or the Lenders shall affect the representations and warranties or the right of Agent and the Lenders to rely upon them. If any representation or warranty made in this Agreement is false in any material respect as of the date made or deemed made, then such shall constitute an Event of Default under the Credit Agreement.
     Section 7. Certain Waivers. Each of Company and each Guarantor hereby agrees that neither Agent nor any Lender shall be liable under a claim of, and hereby waives any claim against Agent and the Lenders based on, lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress and defamation and breach of fiduciary duties) as a result of the waivers and amendments contained in Sections 2 and 3 above and any discussions or actions taken or not taken by Agent or the Lenders on or before the date hereof or the discussions conducted in connection therewith, or any course of action taken by Agent or any Lender in response thereto or arising therefrom; provided, that the foregoing waiver shall not include the waiver of any claims which are based on the gross negligence or willful misconduct of Agent or any Lender or any of their respective agents. This Section 7 shall survive the execution and delivery of this Amendment and the other Credit Documents and the termination of the Credit Agreement.
     Section 8. Reference to Agreement. Each of the Credit Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Credit Document under the Credit Agreement.
     Section 9. Costs and Expenses. Company shall pay on demand all reasonable costs and expenses of Agent and the Lead Arrangers (including the reasonable fees, costs and expenses of counsel to Agent) incurred in connection with the preparation, execution and delivery of this Amendment.
     Section 10. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     Section 11. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
     Section 12. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Credit Agreement or under any other Credit Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.
     Section 13. Ratification by Guarantors. Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Credit Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 13. Each of the Guarantors hereby further acknowledges that Company, Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Credit Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KRATON POLYMERS LLC
By:	/s/ Randy Guba
Name:	Randy Guba
Title:	VP and CFO

GUARANTORS: POLYMER HOLDINGS LLC ELASTOMERS HOLDINGS LLC KRATON POLYMERS U.S. LLC KRATON POLYMERS CAPITAL CORPORATION
By:	/s/ Joseph J. Writer
Name:	Joseph J. Writer
Title:	Vice President

AGENT: UBS AG, STAMFORD BRANCH
By:
Name:
Title:

By:
Name:
Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KRATON POLYMERS LLC
By:
Name:
Title:

GUARANTORS: POLYMER HOLDINGS LLC ELASTOMERS HOLDINGS LLC KRATON POLYMERS U.S. LLC KRATON POLYMERS CAPITAL CORPORATION
By:
Name:
Title:

AGENT: UBS AG, STAMFORD BRANCH
By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director